UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101) SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Target Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWS RELEASE

On March 16, 2009, Target Corporation (“Target”) issued the following news release:

TARGET CORPORATION ISSUES STATEMENT REGARDING ANNOUNCEMENT BY WILLIAM ACKMAN OF PERSHING SQUARE

MINNEAPOLIS, March 16, 2009 — Target Corporation (NYSE:TGT) today issued a statement regarding the announcement made by William “Bill” Ackman, founder and CEO of Pershing Square, that he intends to nominate five representatives for election to Target’s Board of Directors at the company’s 2009 Annual Meeting of Shareholders. Target’s Board of Directors has determined to nominate for re-election at the 2009 Annual Meeting all four of the current directors whose terms expire at this year’s meeting.  They are:

•      Mary N. Dillon, Executive Vice President and Global Chief Marketing Officer, McDonald’s Corporation,

•      Richard M. Kovacevich, Chairman, Wells Fargo & Company,

•      George W. Tamke, Partner, Clayton, Dubilier & Rice, Inc., and

•      Solomon D. Trujillo, Chief Executive Officer, Telstra Corp. Ltd.

The Board firmly believes that the re-election of these directors is in the best interest of Target shareholders.

The company said:

We are disappointed that Pershing Square has decided to pursue a costly and disruptive proxy contest, especially in light of our previous dialogue. Target has a long history of being responsive to shareholders and has engaged in numerous discussions with Pershing Square over a 20 month period.

The Nominating Committee of Target’s Board of Directors recently met with and considered Bill Ackman, and one other individual suggested by Pershing Square, for election to the Target Board. Mr. Ackman subsequently acknowledged that the second individual would have a conflict with respect to service on the Target Board because of his association with another retailer.

After careful consideration, the Nominating Committee determined not to recommend that Mr. Ackman, or the other individual suggested by Pershing Square, be added to Target’s Board of Directors. Target’s Board subsequently considered and accepted the recommendation of the Committee.

Following Mr. Ackman’s meeting with members of Target’s Nominating Committee, but before Target’s Board met to consider the nominations, Pershing Square informally suggested two additional candidates, Richard Vague and Michael Ashner, who are now among the five representatives mentioned by Mr. Ackman in today’s announcement. The other two individuals named by Mr. Ackman today were not previously discussed with Target.

Target’s Board, with its breadth of relevant and diverse experience, is comprised of 12 highly qualified directors, 11 of whom are independent. Target will be distributing proxy materials to shareholders of record as of March 30, 2009 in support of the nomination for re-election of its four current directors. The company will hold its 2009 Annual Meeting of Shareholders on May 28, 2009.

About Target

Target Corporation’s retail segment includes large general merchandise and food discount stores and Target.com, a fully integrated on-line business. In addition, the company operates a credit card segment that offers branded proprietary and Visa credit card products. The company currently operates 1,699 Target stores in 49 states. Target Corporation news releases are available at www.target.com.

Important Information

Target, its directors, and certain of its officers and other employees are participants in the solicitation of proxies from Target’s shareholders in connection with Target’s 2009 annual meeting.  Important information concerning the identity and interests of these persons will be available on a Schedule 14A that Target will file with the SEC today.

Target will file a proxy statement in connection with its 2009 annual meeting.  The proxy statement, any other relevant documents, and other materials filed with the SEC concerning Target will be, when filed, available free of charge at http://www.sec.gov and http://investors.target.com.  Shareholders should read carefully the proxy statement and the accompanying WHITE proxy card when they become available before making any voting decision.

Contacts:

John Hulbert

Susan Kahn

(612) 761-6627

(612) 761-6735

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INFORMATION REGARDING PARTICIPANTS

Target, its directors and certain of its officers and employees are participants in a solicitation of proxies in connection with Target’s 2009 annual meeting of shareholders.  Each of the directors of Target and each of the officers and employees of Target who are participants in the solicitation are listed below, together with the number shares of common stock of Target (which is the only outstanding class of equity securities of Target) beneficially owned by each of these individuals as of February 28, 2009.  The column captioned “Total Shares Beneficially Owned” is the sum of issued shares and shares potentially issuable within 60 days.  Each person has both sole voting and sole investment power with respect to the shares listed unless otherwise indicated.

Name	Title	Shares Potentially Issuable within 60 Days(1)	Total Shares Beneficially Owned(2)
Roxanne S. Austin	Director	46,100	48,488
Timothy R. Baer	Executive Vice President, General Counsel and Corporate Secretary	166,120	176,565
Calvin Darden	Director	32,881	35,782
Mary Dillon	Director	3,058	3,058
Corey L. Haaland	Vice President and Treasurer	56,556	58,473
John R. Hulbert	Director, Investor Communications	1,161	1,881
James A. Johnson	Director	87,531	98,647
Susan D. Kahn	Senior Vice President, Communications	32,212	44,618
Richard M. Kovacevich	Director	67,102	128,671	(3)
Mary E. Minnick	Director	8,580	9,466
Anne M. Mulcahy	Director	22,423	29,537
Derica W. Rice	Director	3,058	3,058
Stephen W. Sanger	Director	93,016	120,699	(4)
Douglas A. Scovanner	Executive Vice President and Chief Financial Officer	634,571	713,439	(5)
Gregg W. Steinhafel	Chairman of the Board, President and Chief Executive Officer	880,416	1,079,937
George W. Tamke	Director	75,966	86,300
Solomon D. Trujillo	Director	86,157	124,182

(1)           Includes shares of common stock that the named individuals may acquire on or before April 29, 2009 pursuant to exercisable stock options and the conversion of restricted stock units.

(2)           Includes shares of common stock owned by executive officers in the Target 401(k) plan as of February 28, 2009 as follows:  Baer, 479 shares; Haaland, 1,917 shares; Hulbert, 720 shares; Kahn, 12,358 shares; Scovanner, 8,144 shares; and Steinhafel, 4,363 shares.

(3)           Includes 10,000 shares of common stock held in a grantor retained annuity trust.

(4)           Mr. Sanger shares voting and investment power of 21,881 of the shares with his spouse.

(5)           Includes 3,000 shares of common stock held in a trust of which Mr. Scovanner is the sole trustee. Mr. Scovanner disclaims beneficial ownership of such shares.

Target will file a proxy statement in connection with its 2009 annual meeting.  The proxy statement, any other relevant documents, and other materials filed with the SEC concerning Target are (or will be, when filed) available free of charge at http://www.sec.gov and http://investors.target.com.  Shareholders should read carefully the proxy statement and the accompanying WHITE proxy card when they become available before making any voting decision.